UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 11, 2021

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54495	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Redwood Shores Pkwy, Suite 315, Redwood City, CA 94065

 (Address of Principal Executive Offices, and Zip Code)

650-206-4507

Registrant’s Telephone Number, Including Area Code

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RZLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2021, the board of directors of Rezolute, Inc. (the “Company”) approved the compensation arrangements set forth below for the Company’s named executive officers. Such compensation arrangements were previously reviewed and determined by the Company’s compensation committee.

Officer	Title	2021 Target Bonus %	2021 Salary	Year-Over-Year Increase
Nevan Elam	Chief Executive Officer	60%	$505,000	3.06%
Brian Roberts	SVP, Clinical Development	25%	$390,000	8.33%

In addition, the Company’s board of directors approved the compensation arrangements of certain other officers of the Company that are not named executive officers of the Company. The 2021 salary ranges of such officers range from $270,000 to $340,000 with target bonus amounts of 25%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: February 11, 2021	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer